Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-284185) on Form S-3 and the registration statements (Nos. 333-279986, 333-257028, 333-239424, 333-218824 and 333-197180) on Form S-8 of our reports dated March 16, 2026, with respect to the consolidated financial statements of VAALCO Energy, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Houston, Texas
March 16, 2026